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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                           _________________________

                                   Form 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  September 21, 1998

                                DAN RIVER INC.
            (Exact name of registrant as specified in its charter)

                        Commission file number 1-13421



                 GEORGIA                               58-1854637
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification No.)

          2291 Memorial Drive                          24541
          Danville, Virginia                           (Zip Code)
          (Address of principal executive offices)

          Registrant's telephone number, including area code:  (804) 799-7000






There are 6 pages in the sequentially numbered, manually signed original of this report.

Exhibit Index is on page 4.








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Item 5.   Other Events.
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     The registrant announced on September 21, 1998 that the merger agreement, as amended, between the registrant and The Bibb Company originally dated June 28, 1998 has been amended to restructure the transaction so that it will no longer qualify as a tax-free reorganization. As a result, Bibb's stockholders will be deemed to have sold all of their Bibb shares in a taxable transaction, regardless of whether they receive cash or the registrant's stock for their Bibb shares. Other terms of the merger will remain substantially the same.

     The Registrant also announced that it expected to mail amended or supplemental Joint Proxy Statements to stockholders during the week of September 21st and to adjourn its shareholders' meeting, originally scheduled to be held on September 28, until the week of October 11, 1998, and to close the merger promptly after the completion of its and Bibb's stockholder meetings.

     The text of the press release is attached hereto as Exhibit 99.

    	On September 24, 1998, the Registrant and Bibb mailed a supplement to the Joint Proxy Statement which states that they intend to adjorn the stockholder meetings to reconvene on October 14, 1998, at 8:00 a.m. Atlanta time.


Exhibits
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Exhibit No.
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99   Text of Press Release of Dan River Inc., dated September 21, 1998.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)
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Date:  September 25, 1998          /s/ Harry L. Goodrich
                                   -----------------------------------
                                   Harry L. Goodrich
                                   Vice President

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Exhibit No.      Description of Exhibit                       Page No.
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99               Text of Press Release of Dan River Inc,      5
                 dated September 21, 1998

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